UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

ABITIBIBOWATER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with its announcement today that it intends to commence a formal take-over bid to acquire all of the issued and outstanding common shares of Fibrek Inc. (the “Fibrek Common Shares”), AbitibiBowater Inc., doing business as Resolute Forest Products (“Resolute”), has entered into lock-up agreements (the “Lock-up Agreements”) with three significant shareholders of Fibrek holding an aggregate of 59,502,822 Fibrek Common Shares (representing approximately 46% of the issued and outstanding Fibrek Common Shares). The three shareholders that have entered into the Lock-up Agreements are Fairfax Financial Holdings Limited (“Fairfax”), Pabrai Investment Funds (“Pabrai”) and Oakmont Capital Inc. (“Oakmont,” and, together with Fairfax and Pabrai, the “Locked-up Shareholders”). Fairfax beneficially held approximately 18.4% of Resolute’s outstanding common stock as of October 31, 2011 and Paul C. Rivett, a Resolute director, is vice president and chief legal officer of Fairfax. Resolute and Fairfax have certain other historical relationships as reported in Resolute’s Definitive Proxy Statement for its 2011 meeting of stockholders held on June 9, 2011 under the heading “Related Party Transactions”, which information is incorporated herein by reference. Under the Lock-up Agreements, each of the Locked-up Shareholders has agreed to tender all of its Fibrek Common Shares to Resolute’s formal take-over bid, subject to certain conditions. The Lock-up Agreements provide, among other provisions, that Resolute will be required to commence a formal take-over bid on or before December 30, 2011 provided certain conditions are satisfied, including, without limitation, there not having occurred any material adverse change with respect to either Resolute or Fibrek. Under the Lock-up Agreements, the Locked-up Shareholders have no ability to withdraw any Fibrek Common Shares to tender to or facilitate any competing transaction. In addition, Fairfax, as a substantial security holder of Resolute, has agreed pursuant to its Lock-up Agreement to elect to receive its consideration in the form of either cash or a mix of cash and Resolute common shares, but not solely in the form of Resolute common shares, which options are described in the press release attached hereto as Exhibit 99.1.

Copies of the Lock-Up Agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The foregoing descriptions of the Lock-Up Agreements are qualified in their entirety by reference to the full text of the Lock-Up Agreements.

ITEM 8.01.	OTHER EVENTS.

On November 28, 2011, Resolute announced via press release that it intends (directly or through a wholly-owned subsidiary) to make a formal take-over bid to acquire all of the issued and outstanding Fibrek Common Shares (the “Offer”). A special committee of independent directors of the board of directors of Resolute, acting with the advice of its financial advisor, UBS, recommended unanimously, and the full board of directors, acting with the advice of its financial advisor, BMO Capital Markets, approved the Offer as being fair to and in the best interest of stockholders of Resolute. The press release announcing the Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit Number	Description
10.1	Lock-up Agreement between AbitibiBowater Inc. and Fairfax Financial Holdings Limited, dated as of November 28, 2011
10.2	Lock-up Agreement between AbitibiBowater Inc. and Oakmont Capital Inc., dated as of November 28, 2011
10.3	Lock-up Agreement between AbitibiBowater Inc. and Dalal Street, LLC, dated as of November 28, 2011
99.1	AbitibiBowater Inc. press release dated November 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

Date: November 28, 2011	By:	/s/ Jacques P. Vachon
		Name:	Jacques P. Vachon
		Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Lock-up Agreement between AbitibiBowater Inc. and Fairfax Financial Holdings Limited, dated as of November 28, 2011
10.2	Lock-up Agreement between AbitibiBowater Inc. and Oakmont Capital Inc., dated as of November 28, 2011
10.3	Lock-up Agreement between AbitibiBowater Inc. and Dalal Street, LLC, dated as of November 28, 2011
99.1	AbitibiBowater Inc. press release dated November 28, 2011